Exhibit 107

Calculation of Filing Fee Tables

Pre-Effective

Amendment No. 1

to

Form F-3

(Form Type)

UBS AG

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities of UBS AG	—	—	—	—	—	—

Fees to Be Paid	Debt	Debt Securities of UBS AG and UBS Switzerland AG	—	—	—	—	—	—

Fees to Be Paid	Other	Warrants of UBS AG	—	—	—	—	—	—

Fees to Be Paid	Other	Warrants of UBS AG and UBS Switzerland AG	—	—	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$32,493,707,331	100%	$32,493,707,331(1)(2)(3)	0.0000927	$3,012,166.67(1)(2)(3)

Carry Forward Securities

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	74,962,587 (1)(2)(3)(4)		$2,030,220,895.76 (2)(3)(4)			F-3	333-225551	June 11, 2018	$242,610.58

Carry Forward Securities	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	415(a)(6)	$30,463,486,435.24(1)		$30,463,486,435.24(1)			POSASR F-3	333-253432-01	March 4, 2022	$2,890,708.11

	Total Offering Amounts					$32,493,707,331(1)(2)(3)(4)		$3,012,166.67(1)(2)(3)(4)

	Total Fees Previously Paid							$3,133,318.69

	Total Fee Offsets							$165,590.41

	Net Fee Due							$0

(1)

The amount to be registered, proposed maximum aggregate price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the Registrants in connection with the issuance by the Registrants of the securities hereunder and is not specified as to each class of security. The maximum aggregate offering price of all securities issued by the Registrants pursuant to this registration statement (“Registration Statement”) shall not exceed $32,493,707,331 in U.S. dollars or the equivalent at the time of offering in any other currency. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion, exchange or exercise of other securities. The proposed maximum aggregate offering price reflected in the table has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. All of the securities registered pursuant to this Registration Statement consist of unsold securities (the “Unsold Securities”) previously registered by the Registrants pursuant to Post-Effective Amendment No. 1 to Registration Statement on Form F-3 (File No. 333-23432) filed on March 4, 2022 (the “Prior Registration Statement”) in respect of which a filing fee of $2,890,708.11 was paid. The Unsold Securities are being included on this Registration Statement in accordance with Rule 415(a)(6) under the Securities Act of 1933 and the filing fee previously paid in connection with the Unsold Securities registered pursuant to the Prior Registration Statement will continue to be applied to the Unsold Securities registered pursuant to this Registration Statement. Accordingly, the amount of the registration fee currently due is $0 because no securities other than the Unsold Securities are being registered on this Registration Statement (except for the Unsold ETNs described in note (4) below). Pursuant to Rule 415(a)(6), the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(2)

This Registration Statement also includes an indeterminate amount of securities of the classes specified above that may be offered and sold on an ongoing basis after their initial issuance or sale in market-making transactions by UBS AG and its affiliates, including an indeterminate amount of securities as may be issued upon conversion, exchange or exercise of other securities. These securities consist of an indeterminate amount of such registered securities that will initially be offered and sold under this Registration Statement and an indeterminate amount of such securities that were initially registered, and initially issued and offered, under registration statements previously filed by UBS AG, UBS Switzerland AG, or their respective affiliates. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(3)	The debt securities and warrants of UBS AG that include the UBS Switzerland AG co-obligation are being registered on this Registration Statement solely for market-making offers and sales.
(4)

Pursuant to Rule 415(a)(6) and Rule 457(p) under the Securities Act, respectively, this Registration Statement includes (A) 74,962,587 unsold exchange traded securities, previously registered on the registration statement on Form F-3 (File No. 333-225551) filed on June 11, 2018, as amended by Pre-Effective Amendment No. 1 filed on October 30, 2018 (the “Prior Registration Statement on Form F-3” and such unsold securities, the “Unsold F-3 ETNs”), pursuant to which the Registrants paid a registration fee, and (B) $1,275,735,026.55 maximum aggregate offering price of unsold exchange traded securities, previously registered on the registration statement on Form F-4 (File No. 333-234705) filed on November 14, 2019, as amended by Pre-Effective Amendment No. 1 filed on December 5, 2019 (the “Prior Registration Statement on Form F-4” and such unsold securities, the “Unsold F-4 ETNs”), and together with the Unsold F-3 ETNs, the “Unsold ETNs” pursuant to which the Registrants paid a registration fee. The Unsold ETNs were previously carried over to the Prior Registration Statement. Prior to the effectiveness of this Registration Statement, the Registrants will specify in a pre-effective amendment to this Registration Statement the amount of Unsold F-3 ETNs covered by the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the filing fee paid in connection with such unsold securities, which will continue to be applied to such unsold securities. Pursuant to Rule 457(p) $165,590.41 of filing fees previously paid in connection with the Unsold F-4 ETNs under the Prior Registration Statement on Form F-4 was applied to the Registrants’ total registration fee in the Prior Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		F-4	333-234705	November 14, 2019		$165,590.41
Fee Offset Sources	UBG AG	F-4	333-234705		November 14, 2019						$350,098.61